                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K/A-2

                                   AMENDING

                          CURRENT REPORT ON FORM 8-K


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)     October 19, 1995
                                                       ----------------------


                           FOUNTAIN OIL INCORPORATED
                        -------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                 0-9147          91-0881481
-------------------------------  -----------   ------------------
 (State or other jurisdiction    (Commission     (IRS Employer
     of incorporation)           File Number)  Identification No.)



1400 Broadfield Blvd., Suite 200, Houston, Texas          77084-5163
--------------------------------------------------        ----------
(Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code   713-492-6992
                                                          ---------------


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective October 19, 1995, Registrant acquired from Ribalta Holdings, Inc., ("Ribalta") the entire issued share capital of Gastron International Limited, a British Virgin Islands corporation ("Gastron").

The principal assets of Gastron, which has not yet actively engaged in business, are (i) a 31% ownership interest in Intergas, a closed private joint stock company incorporated in Russia ("Intergas"), which has rights to develop the 12,500 acre Maykop gas condensate field (the "Maykop Field") in the Republic of Adygea, Russian Federation, (ii) an interest in two drilling rigs and related equipment, which Gastron acquired with a view towards providing such interest to Intergas as Gastron's capital contribution to Intergas, and (iii) an account receivable from Mostransgas Gas Transmission and Supply Enterprise, a Russian joint stock company ("Mostransgas") and a shareholder of Intergas and an affiliate of Gasprom which is the largest gas distribution group in Russia, which represents amounts due from Mostransgas to reimburse Gastron for costs incurred in connection with the acquisition of two drilling rigs and related equipment which are expected to represent a joint capital contribution by Gastron and Mostransgas to Intergas.

In August 1995, the Registrant loaned $2,450,000 to Gastron to finance a portion of the acquisition costs of such rigs and equipment. The Registrant has otherwise paid only a nominal consideration of $1 thus far for the issued share capital of Gastron.

Subject to the satisfaction of various conditions prior to August 11, 1997, Registrant may pay to Ribalta up to $1,000,000 in cash and issue to Ribalta up to 1,000,000 shares of Registrant's common stock as additional consideration for the issued share capital of Gastron. Among the conditions precedent to the payment of some or all of the deferred consideration are (i) satisfactory production tests of the initial wells drilled by Intergas in the Maykop Field,
(ii) confirmation that Intergas in receiving payment for its production in freely convertible currency at open market international rates, (iii) satisfactory reports and legal opinions from Registrant's professional advisors,
(iv) Gastron's receipt of funds to be paid by another shareholder of Intergas, and (v) various approvals and confirmations. The amount and terms relating to the consideration were determined through negotiations between Ribalta and Registrant.

The funds utilized by Registrant in the transactions relating to Gastron have come from Registrant's working capital.

Registrant will be the operator of the Maykop Field on behalf of Intergas and will be responsible for arranging the financing of all drilling, development, and other activities. The initial phase of the Maykop Field development program envisions the drilling of two new wells to assess the flow of primary gas production, together with the recompletion and stimulation using modern production techniques of five existing but non-producing wells. The information developed during the initial phase of the development program will be utilized in determining the program for the total field development.

Mostransgas has advised Registrant that Mostransgas is unable at the present time to affirm its previously announced agreement in principle regarding its purchase of all gas produced from the Maykop Field at international market prices. Registrant is continuing discussions with Mostransgas and other potential purchasers regarding marketing arrangements for the output of the Maykop Field.

Registrant anticipates shipping the drilling rigs and related equipment to Russia, where delivery of such rigs and equipment to Intergas will take place. Intergas, in turn, is expected to utilize them in connection with its development of the Maykop Field. Mostransgas has undertaken to pay the account receivable owed to Gastron with respect to the acquisition of the drilling rigs and related equipment within seven days of the delivery of the drilling rigs and related equipment in Russia. Gastron will be required to pay all remaining amounts owing with respect to the drilling rigs and related equipment before shipment thereof. Registrant expects the shipment of such rigs and equipment and the commencement of the initial phase of the development program for the Maykop Field to follow clarification to Registrant's satisfaction of marketing arrangements for the production from the Maykop Field. No assurances can be given regarding the timing or substance of any such marketing arrangements, whether arrangements satisfactory to Registrant can be established, or the shipment of the drilling rigs and related equipment.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

       (a) Financial Statements of Business Acquired

       The acquisition of the entire issued share capital of Gastron did not constitute the acquisition of a business as provided for under Article 11 of Regulation S-X. Therefore, the requirement of Rule 3-05 of Regulation S-X to provide audited historical financial statements is not applicable.

       Although Gastron has a 31% ownership interest in Intergas and an interest in two drilling rigs and related equipment undergoing testing and certification, it has not had any revenues, customers, operating rights, production techniques, or other operations. Equipment owned by Gastron have been idle since acquired by Gastron. As a result, management of the Registrant believes the historical financial information of Gastron would not be relevant to investors.

       The acquisition of Gastron and the related future development of the Maykop Field will require significant future cash outlays by the Registrant during fiscal 1996. In that regard, the Registrant expects to expend approximately $2.5 million with respect to equipment and mobilization in anticipation of the commencement of the initial phase of the field development program of the Maykop Field. Significant additional resources will be required to fully develop this field. No assurances can be given that such resources will become available to the Registrant to fund the acquisition of equipment, mobilization or full development of this field.

       Fountain anticipates financing such cash outlays through a combination of equity and debt financings. The ultimate effect of this acquisition on the Registrant's financial condition, capital resources, and operating results cannot reasonably be determined at this time.

       (b) Pro Forma Financial Information

       Pro forma financial information as of August 31, 1995, as amended, is attached hereto as Exhibit 99(1) and is incorporated herein by reference.

       (c) Exhibits

       *2(1) Agreement Relating to the Sale and Purchase of All the Issued Share Capital of Gastron International Limited dated August 10, 1995, by and among Ribalta Holdings, Inc. as Vendor, and Fountain Oil Incorporated as Purchaser, and John Richard Tate as Warrantor.

       *2(2) Supplemental Agreement Relating to the Sale and Purchase of All the Issued Share Capital of Gastron International Limited dated November 3, 1995, by and among Ribalta Holdings, Inc. as Vendor, and Fountain Oil Incorporated as Purchaser, and John Richard Tate as Warrantor.

       99(1) Fountain Oil Incorporated and Subsidiaries Amended Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 1995.


* Previously filed in Form 8-K

                                    SIGNATURES
                                    ----------


          Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FOUNTAIN OIL INCORPORATED



Date:  January 12, 1996                By:  /s/Gary Plisga
                                            --------------
                                            Gary Plisga
                                            Executive Vice President